Certain identified information has been omitted from this document because it is both not material and would be competitively harmful if publicly disclosed, and had been marked with “[***]” to indicate where omissions have been made.

Exhibit 10.69

English Convenience Translation

- Original Agreement has been executed in Mandarin Chinese -

Tesla (Shanghai) Co., Ltd.

(as Borrower)

China Construction Bank Corporation, Shanghai Pudong Branch

Agricultural Bank of China Limited, Shanghai Changning Sub-branch

Industrial and Commercial Bank of China Limited, Shanghai Lingang Sub-branch

Shanghai Pudong Development Bank Co., Ltd., Shanghai Branch

(as Lead Arranger)

China Construction Bank Corporation, Shanghai Pudong Branch

as Facility Agent and Account Bank

Agricultural Bank of China Limited, Shanghai Changning Sub-branch as Consulting Bank

Industrial and Commercial Bank of China Limited, Shanghai Lingang Sub-branch as Managing Bank

Shanghai Pudong Development Bank Co., Ltd., Shanghai Branch

as Advising Bank

and

Financial Institutions set out in Schedule 1

(as Original Lenders)

SYNDICATION LOAN

AGREEMENT

RMB Three Billion Five Hundred

Million (or its equivalent in USD)

March 1, 2019

THIS AGREEMENT is made in Shanghai on March 1, 2019 (the “Effective Date”)

AMONG

(1)	Tesla (Shanghai) Co., Ltd. as Borrower (the “Borrower”)

Legal Address:	D203A, No.168 Tonghui Road, Nanhui New Town, Pudong New District

Legal Representative:	Xiaotong Zhu

(2)

Agricultural Bank of China Limited, Shanghai Changning Sub-branch, China Construction Bank Corporation, Shanghai Pudong Branch, Industrial and Commercial Bank of China Limited, Shanghai Lingang Sub-branch, Shanghai Pudong Development Bank Co., Ltd., Shanghai Branch as Joint Mandated Lead Arrangers and Bookrunners (the “Lead Arrangers”)

(3)	China Construction Bank Corporation, Shanghai Pudong Branch as Facility Agent (the “Facility Agent”)

(4)	Agricultural Bank of China Limited, Shanghai Changning Sub-branch as Consulting Bank (the “Consulting Bank”)

(5)	China Construction Bank Corporation, Shanghai Pudong Branch as Account Bank (the “Account Bank”)

(6)	Industrial and Commercial Bank of China Limited, Shanghai Lingang Sub-branch as Managing Bank (the “Managing Bank”)

(7)	Shanghai Pudong Development Bank Co., Ltd., Shanghai Branch as Consulting Bank (the “Advising Bank”)

(8)	The following financial institutions as Original Lenders (the “Original Lenders”)

Agricultural Bank of China Limited, Shanghai Changning Sub-branch

Legal Address:	No.998 West Dingxi Road, Changning District, Shanghai

Responsible Person:	Li Xu

Lending Office:	Agricultural Bank of China Limited, Shanghai Changning Sub-branch

China Construction Bank Corporation, Shanghai Pudong Branch

Legal Address:	No.900 Lujiazui Ring Road, China (Shanghai) Pilot Free Trade Zone

Responsible Person:	Ziyong Dong

Lending Office:	China Construction Bank Corporation, Shanghai Pudong Branch

Industrial and Commercial Bank of China Limited, Shanghai Lingang Sub-branch

Legal Address:	No.555, South Xinyuan Road, Pudong New District, Shanghai

Responsible Person:	Sheng Zhan

Lending Office:	Industrial and Commercial Bank of China Limited, Shanghai Lingang Sub-branch

Shanghai Pudong Development Bank Co., Ltd., Shanghai Branch

Legal Address:	No.588 South Pudong Road, China (Shanghai) Pilot Free Trade Zone

Responsible Person:	Su’nan Wang

Lending Office:	Shanghai Pudong Development Bank Co., Ltd., Shanghai Branch

IT IS HEREBY AGREED, after mutual and friendly discussion and based on the true intention of each party, as follows.

1. DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement,

Financial Year	means a period commencing from and including January 1st and ending on and including December 31st of each calendar year.

Commitment Percentage	means, in relation to each Lender, the percentage proportion of that Lender’s Commitment for the time being to the Total Commitment for the time being.

Commitment

means,

(i) in relation to each Original Lender, the Original Commitment of such Original Lender minus the participation of such Original Lender in all the Advances already drawn as well as its participation in the Total Commitment cancelled and transferred under the terms of this Agreement;

(ii)  in relation to each Transferee Bank, any part of the Commitment transferred to such Transferee Bank minus the participation of such Transferee Bank in all Advances already drawn as well as its participation in the Total Commitment cancelled and transferred under the terms of this Agreement.

Original Commitment	means, in relation to each Original Lender, the original commitment amount of that Original Lender in RMB (or its equivalent in USD) set out in Schedule 1 hereof.

Outstandings	means the aggregate amount of all outstanding Advances drawn in RMB or USD.

Loan Account	means the account opened by the Borrower with the Account Bank for the purpose of collecting Advances.

Facility	has the meaning given to it in Clause 2 hereof.

Lender	means the Original Lender and/or the Transferee Bank.

Interest Rate

means,

(i) in relation to each Advance drawn in RMB, the interest rate referred to in paragraph 1 of Clause 5.1 (Interest Rate) hereof.

(ii)  in relation to each Advance drawn in USD, the interest rate referred to in paragraph 2 of Clause 5.1 (Interest Rate) hereof.

Advance	means any principal amount borrowed or to be borrowed (by any means) under the provisions hereof.

Security Interests	means any mortgage, pledge, lien, deposit or any agreement or arrangement having the effect or for the purpose of a collateral security (whether such agreement or arrangement is governed by or construed in accordance with the laws of the PRC or otherwise).

Majority Lenders

means, at any time,

(i) if the Facility has not been drawn, a Lender or the Lenders (either individually or collectively) whose Commitments aggregate more than 50% (exclusive of 50%) of the Total Commitment;

(ii) if the Facility has been drawn, a Lender or the Lenders (either individually or collectively) whose Outstanding aggregate more than 50% (exclusive of 50%) of the total Outstanding under the Facility.

Default Interest Rate	means the Overdue Rate and/or the Misappropriation Rate.

Affiliate Company	means in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of any Holding Company of that person.

Subsequent Project Financing	means additional financing (except for financing under this Agreement) of up to RMB14,000,000,000 incurred by the Borrower for the Project which is located at plot Q01-05 of the 04PD-0303 unit of Lingang Heavy Equipment Industrial Zone, Pudong New District, Shanghai.

Borrower’s Counterparty Account	means any such account set out in paragraph 2 part 2 of Schedule 2 (Form of Drawdown Notice) hereof.

Lending Office	means, in relation to each Finance Party, its office through which it performs its obligation hereunder including such changed Lending Office pursuant to Clause 14.10 (Change of Lending Offices) hereof.

Available Amount	means the Total Commitment minus the aggregate amount of all Advances to be drawn as requested in any Drawdown Notice pursuant to the provisions hereof.

Holding Company	means, in relation to a company, enterprise or entity, any other company, enterprise or entity in respect of which it is a Subsidiary.

London Business Day	means a day on which a bank located in London, United Kingdom is open for general business (other than a Saturday or Sunday).

USD Benchmark Rate	means, on the two (2) London Business Days prior to a relevant Drawdown Date, the one year London Interbank Offered Rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for USD quoted at 11:00 a.m. (London time) displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters.

Misappropriation Rate	has the meaning given to it in paragraph 2 of Clause 5.2 (Default Interest Rate) hereof.

RMB Benchmark Rate	means the rate per annum applicable to one (1)-year RMB loan made, amended and published by the PBOC from time to time.

PBOC	means the People’s Bank of China and/ or its branches.

Finance Party	means each of the Lead Arrangers, the Facility Agent, Account Bank, the Consulting Bank, the Managing Bank, the Advising Bank and the Lenders.

Effective Date	has the meaning given to it at the beginning of this Agreement.

Transferee Bank	has the meaning given to it in Clause 14.3 (Transfer by the Lenders) hereof.

Drawdown Date	means each date on which any Advance is drawn pursuant to this Agreement.

Drawdown Notice	means, in relation to each Advance, a notice of drawing duly completed and delivered by the Borrower pursuant to Clause 4.1 (Drawdown Notice) hereof.

Prepayment Notice	has the meaning given to it in Clause 7 (Prepayments) hereof.

Event of Default	means any circumstance set out in Clause 12.1 (Events of Default) hereof.

Project	means the Tesla Gigafactory Project (First Phase) First Stage which is located at plot Q01-05 of the 04PD-0303 unit of Lingang Heavy Equipment Industrial Zone, Pudong New District, Shanghai, planning to build new joint plant, power station, garbage room, rainwater pumping station, natural gas pressure regulating and metering station, guard room 1~5 and other supporting facilities, etc.

Business Day	means a day on which each Lender is open for general business (other than a Saturday or Sunday (excluding Saturdays and Sundays adjusted to be business days pursuant to national regulations) or any other statutory holidays).

Permitted Trade Finance Facility	means, each Finance Party agrees that the Borrower may subsequently apply to any Finance Party for issuing and/or conducting import letter of credit (and subsequent import bills advance), bank’s acceptance bill, guarantee of non-financing nature and providing notes pool service, provided that at the end of any day within the Loan Period, the aggregate of outstanding amount under such trade finance facility and Outstanding under this Agreement shall not exceed the Facility.

Overdue Rate	has the meaning given to it in paragraph 1 of Clause 5.2 (Default Interest Rate) hereof.

PRC	means the People’s Republic of China.

Material Adverse Effect

means, in the reasonable opinion of all the Lenders, a material adverse effect on:

(i) the ability of the Borrower to perform its payment obligations hereunder; or

(ii)  the legality, validity or enforceability of this Agreement.

Total Commitments	means the aggregate amount of each Lender’s Commitment.

Transferring Lender	has the meaning given to it in Clause 14.3 (Transfer by the Lenders) hereof.

Transfer Notice	has the meaning given to it in Clause 14.3 (Transfer by the Lenders) hereof.

Transfer Certificate	means a transfer certificate duly executed and delivered by the Transferring Lender, the Transferee Bank and the Facility Agent substantially in the form and substance set out in Schedule 3 (Form of Transfer Certificate) hereof.

Subsidiary

means, in relation to any company, corporation or entity, a company, corporation or entity:

(i) which is controlled, directly or indirectly, by the first mentioned company corporation or entity;

(ii)  more than half the issued equity share capital, registered capital or equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company, corporation or entity; or

(iii) which is a Subsidiary of another Subsidiary of the first mentioned company, corporation or entity,

and, for this purpose, a company, corporation or entity shall be treated as being controlled by another if that other company, corporation or entity is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

Final Maturity Date	means the date falling twelve (12) months from the first Drawdown Date.

1.2	Principles of Interpretation

In this Agreement:

1.	The table of contents and clause headings inserted herein are for ease of reference only and may be ignored in construing this Agreement.

2.	The “assets” shall be construed to include all present and future, tangible or intangible asset, property, income, revenue, account receivable or each right and benefit in any asset.

3.	A “person” shall be construed to include any individual, company, partnership, sole proprietary or any other corporate or unincorporated person or any other legal entity.

4.	An Event of Default is “continuing” if such Event of Default has occurred and is neither eliminated nor remedied or waived pursuant to the provisions hereof.

5.

A “month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, provided that, if there is no such numerically corresponding day, it shall end on the last day in such next calendar month.

6.

The RMB “equivalent” amount denominated in USD shall be converted at the exchange rate at the central parity of the spot exchange rate for USD to RMB published or authorized to publish by the PBOC on 11:00 a.m. (Beijing Time) on the previous Business Day of the calculation date, however, if no such central parity rate is available at that time, the exchange rate shall be determined through reasonable negotiation between the Facility Agent and the Borrower.

7.	The “liquidation” or “bankruptcy” of any person shall be construed to include any identical or comparable legal process carried out in accordance with the laws of its place of incorporation or its place of business, and “entering into” such legal process includes such legal process being commenced upon resolution of such person or upon application of any person.

8.	Parties hereto or any other person shall include its legal successors and permitted assignees.

9.

This Agreement, any other agreement or document shall be construed to include itself and any amendment, modification, substitution or supplement thereof made from time to time in accordance with the provisions therein.

2. THE FACILITY

The Lenders agree to make available to the Borrower a Facility (the “Facility”) in a maximum aggregate principal amount of RMB3,500,000,000 (IN WORDS: RMB three billion five hundred million) (or the equivalent amount drawn in USD); whether the Facility is drawn in RMB or USD shall be determined according to the Borrower’s actual needs.

3. PURPOSES

3.1	The Borrower shall apply the Advances drawn to finance:

1.	costs and expenses to be incurred in relation to construction of the Project (including, among others, design, development, construction and remodeling);

2.	costs and expenses to be incurred in relation to purchase of equipment and raw materials related to the production of vehicles and parts;

3.

working capital expenditure during the construction and operation of the Project, including but not limited to costs in connection with daily operation, lease of the warehouse for the Project purpose (including such warehouses which are not located on the Project land), payment of wages, and other working capital expenditures;

4.

repayment of any intercompany loan (which has already been used) between the Affiliate Companies (including but not limited to the amount borrowed or to be borrowed by the Borrower from its Affiliate Company), provided that such intercompany loan between the Affiliate Companies shall be used for the above purposes and the interest rate of such intercompany loan shall be in compliance with PRC laws; and

5.	repayment of any outstanding amount under any Permitted Trade Finance Facility.

3.2	The Borrower shall apply each Advance in accordance with the purposes agreed in this Agreement; and the Borrower shall not misappropriate any Advance.

3.3	The Borrower shall use each Advance in accordance with the purposes permitted by laws and regulations of the PRC.

4. DRAWDOWN

4.1	Drawdown Notice

1.

The Borrower may (based on its actual needs) draw one or more Advances under the Facility before the Final Maturity Date in accordance with the provisions hereof. There is no limitation on the drawdown times.

2.

The Borrower, if requests to draw an Advance, shall deliver the Drawdown Notice to the Facility Agent no later than three (3) Business Days prior to the proposed Drawdown Date specified in the Drawdown Notice.

3.

Each Drawdown Notice shall satisfy the following requirements: (1) it shall be completed substantially in the form and substance set out in Schedule 2 (Form of Drawdown Notice) hereof; (2) it shall be executed by the authorized signatory of the Borrower (including through handwritten signing or affixing chop of legal representative or affixing signature chop); (3) the proposed Drawdown Date specified in the Drawdown Notice shall be a Business day; (4) the proposed drawdown amount shall not exceed the Available Commitment as at the date of such Drawdown Notice.

4.

The Facility Agent shall, within one (1) Business Day upon receipt of each Drawdown Notice, forward such Drawdown Notice to each Lender and in the meantime notify each Lender of its Commitment Percentage in that Advance.

4.2	Conditions Precedent to the First Drawdown

Before the first drawdown, the Borrower shall only provide the Facility Agent with the following documents or complete the following matters to the satisfaction of the Facility Agent, and the Facility Agent shall not unreasonably refuse or delay to confirm the satisfaction of each following conditions precedent:

1.	this Agreement has been duly executed;

2.	the copies of the latest business license, latest articles of association and board resolutions of the Borrower;

3.	the Shanghai foreign investment project filing certificate relating to the Project obtained by the Borrower (the Project Shanghai Code: 310115MA1H9YGWX20195E2101001);

4.	evidence that the Borrower’s Loan Account has been opened with the Account Bank;

5.	the copies of the following documents:

(1)	the land use right granting contract;

(2)	payment certificate that the consideration under the land use right granting contract has been fully paid;

(3)	the confirmation letter in respect of the delivery of the land use right;

(4)	the use of construction land approval certificate; and

(5)	the land use right grant confirmation letter;

6.

evidence that the ratio of the paid-up capital funds of the Project and the drawdown amount is no less than 2:8; the ratio of the paid-up capital funds and the total investment of the Project shall not be less than the ratio of the drawdown amount and the Facility, and the paid-up capital funds shall be applied to the Project before the utilisation of the Facility;

7.	evidence that the Borrower has obtained the environment impact assessment filling certificate in relation to the Project;

8.

those construction site planning permit, construction engineering planning permit and construction permit which according to law and regulations shall be obtained by the Borrower at the time of drawdown; and

9.	the copies of relevant supporting agreements or documents evidencing the purpose where entrusted payment applies.

4.3	Conditions Precedent to Each Drawdown

The Facility Agent shall confirm that each of the conditions precedent set out below has been satisfied (such conditions precedent shall be satisfactory to the Facility Agent provided that such satisfaction shall not be unreasonably withheld or delayed), or the Facility Agent (as decided by the Majority Lenders) has waived any condition unsatisfied. Upon the confirmation of the Facility Agent, each Lender shall make its participation in each Advance through the Facility Agent in accordance with its Commitment Percentage for the time being pursuant to Clause 8.1 (Making Advances) hereof.

1.	The Facility Agent has received a Drawdown Notice issued by the Borrower in accordance with Clause 4.1 (Drawdown Notice) hereof.

2.

On the proposed Drawdown Date specified in the Drawdown Notice, each representation of fact made by the Borrower in Clause 10 (Representations of Facts) hereof is true and correct in material aspects by reference to facts and circumstances then subsisting.

3.

Those construction site planning permit, construction engineering planning permit and construction permit which according to law and regulations shall be obtained by the Borrower at the time of drawdown, except where such permits have already been provided.

4.	The copies of relevant supporting agreements or documents evidencing the loan purpose are provided where entrusted payment applies, except where such materials have already been provided.

5. INTEREST

5.1	Interest Rate

1.	The rate of interest accrued on each Advance drawn in RMB under the Facility shall be 10% lower than the RMB Benchmark Rate on such Drawdown Date (tax included).

2.	The rate of interest accrued on each Advance drawn in USD under the Facility shall be the USD Benchmark Rate plus 100BPs (tax included).

5.2	Default Interest Rate

1.

If the Borrower fails to pay any sum payable on its due date pursuant to the provisions of this Agreement, interest shall accrue on such overdue sum, from its due date up to the date of full payment, at 130% of the Interest Rate (the “Overdue Rate”).

2.

If any Advance is misappropriated by the Borrower, interest shall accrue on the misappropriated Advance, from the date of misappropriation up to the end of such misappropriation, at 150% of the Interest Rate (the “Misappropriation Rate”).

3.	If an Advance is both overdue and misappropriated, the Default Interest Rate accrued thereon shall be the higher of two.

4.	The interest accruing on the sum overdue and misappropriated shall be compounded pursuant to relevant regulations by the PBOC.

5.3	Calculation of Interest

1.	Interest and/or default interest on any amounts outstanding hereunder shall accrue from day to day and be computed on the basis of a 360 day year and the actual number of days elapsed.

2.	Interest shall accrue on each Advance commencing on the date on which such Advance is paid to the Loan Account.

5.4	Payment of Interest

1.	The Borrower shall pay accrued interest calculated in accordance with Clause 5.1 (Interest Rate) and Clause 5.3 (Calculation of Interest) hereof on the Final Maturity Date.

2.

The Facility Agent shall notify the Borrower in writing no later than twenty (20) Business Days prior to the Final Maturity Date of the amounts and calculation method of interest payable by the Borrower on the Final Maturity Date.

3.	As per the requirements of the Borrower, the Lenders shall issue the interest value-added tax invoices to the Borrower pursuant to applicable laws and regulations.

6. REPAYMENT

6.1	Loan Period

The loan period under this Agreement shall commence from the first Drawdown Date and end on and include the Final Maturity Date (the “Loan Period”).

6.2	Repayment

The Borrower shall repay all the Outstandings as of the expiry date of the Loan Period.

7. PREPAYMENTS

The Borrower may prepay all or part of Outstandings on any Business Day after the first Drawdown Date. The Borrower shall give the Facility Agent at least three (3) Business Days’ written notice (the “Prepayment Notice”) prior to the proposed prepayment date. The Borrower shall not pay penalty or any fee regarding such prepayment, provided that prepayment of the principle amount shall be made together with the interest accrued till such prepayment date. The Prepayment Notice shall specify the amount and the date of the prepayment. No amount so prepaid may be borrowed again.

The Borrower shall not make prepayment more than twice, and the amount of each prepayment shall not be lower than RMB300,000,000. Amounts prepaid shall offset the principal of the Outstanding in the reverse order.

The Borrower will not use other bank financing (except for the Subsequent Project Financing) to make prepayment.

8. PAYMENTS

8.1	Making Advances

Each Lender participating in an Advance pursuant to Clause 4.3 (Conditions Precedent to Each Drawdown) hereof shall pay its portion in the Advance denominated in RMB or USD under the Facility to the Facility Agent’s account no later than 11:00 (Beijing Time) on the proposed Drawdown Date specified in the Drawdown Notice in respect of that Advance in accordance with its Commitment Percentage for the time being.

8.2	Payment of Advances

1.

If any of the following circumstances occurs, payment by the Lenders upon entrustment shall be applicable. Entrusted payment by the Lenders refers to the Facility Agent paying out each Advance to the Loan Account on each Drawdown Date in accordance with the Borrower’s Drawdown Notice and entrustment of payment, and transferring relevant Advance to Borrower’s Counterparty Accounts on the same day:

(1)	the amount of a single payment exceeds 5% of the total investment amount of the Project; or

(2)	a single payment exceeds RMB5,000,000 (IN WORD: RMB Five Million) or its equivalent in USD.

In the event of payment by the Lenders upon entrustment, the Borrower shall submit the agreements in relation to the entrusted payment or documents evidencing the loan usage to the Facility Agent before each Advance is made.

2.

In addition to the circumstances stipulated in the first paragraph above, the Borrower may choose to make payment by either independent payment or entrusted payment at its own discretion. Independent payment by the Borrower means that the Facility Agent pays out the Advances to the Loan Account in accordance with the Borrower’s Drawdown Notice and the Borrower independently pays out to the Borrower’s counterparties in satisfaction of the usage purposes stipulated herein. The Borrower shall present the relevant payment list evidencing the payment status of each Advance on a quarterly basis to the Facility Agent.

8.3	Payment by the Borrower

The Borrower shall pay any amount payable under this Agreement on its due date no later than 11:00 (Beijing Time) to the designated account of the Facility Agent.

8.4	Payment by the Facility Agent

1.

The Facility Agent shall pay to the Loan Account the proceeds of the relevant Advances actually received by it pursuant to Clause 8.1 (Making Advances) hereof no later than 15:00 (Beijing Time) on each Drawdown Date, and shall make payment pursuant to Clause 8.2 (Payment of Advances) hereof, and the Facility Agent is obliged to notify the payment of such Advance to each Lender.

2.

The Facility Agent shall pay to the account of each Finance Party each amount actually received by it pursuant to Clause 8.3 (Payment by the Borrower) hereof on the date of receipt in such order and amount as set out in Clause 8.5 (Distribution Order) hereof.

8.5	Distribution Order

Unless otherwise required by the laws and regulations, each payment received by the Facility Agent under Clause 8.3 (Payment by the Borrower) hereof shall be distributed in such order and amount as set out below:

1.	in and towards any interest (including but not limited to any compound interest and default interest) due and payable by the Borrower hereunder pro rata among the Lenders; and

2.	in and towards any principle amount due and payable by the Borrower hereunder pro rata among the Lenders.

8.6	Advances

The Facility Agent and other Lenders may make payment on account of any Lender who fails to make payment, and the Facility Agent or such other Lenders who making such advances are entitled to recover from such Lender.

8.7	Currency of Payments

1.	Any Advance shall be drawn in the currency specified in the Drawdown Notice in respect of that Advance.

2.	Any interest accruing on any amounts shall be made in the currency in which such amounts are denominated.

3.	Any repayment and prepayment of any Outstanding shall be made in the currency in which such Oustanding are denominated.

4.	Other payments payable under this Agreement shall be made in the currency specified herein.

8.8	Set Off

The Borrower shall not exercise any right of set-off when making any payment under this Agreement.

8.9	Non Business Days

If a payment payable is made on a day that is not a Business Day pursuant to the provisions of this Agreement, it shall be made on the immediately next Business Day.

8.10	Pro Rata Sharing

1.

Save as otherwise provided in Clause 8.10 (Pro Rata Sharing) hereof, if any Finance Party (the “Recovering Lender”) receives any payment due and payable under this Agreement from the Borrower which is contrary to Clause 8.3 (Payment by the Borrower) hereof, that Recovering Lender shall forthwith notify the Facility Agent of the receipt of such amount (the “Sharing Amount”) on the date of receipt and promptly transfer such Sharing Amount to the Facility Agent.

2.

The Facility Agent shall treat the Sharing Amount received by it pursuant to paragraph 1 of Clause 8.10 (Pro Rata Sharing) hereof as being made by the Borrower and shall distribute the same to each Finance Party’s account in accordance with paragraph 2 of Clause 8.4 (Payment by the Facility Agent) hereof.

3.	Paragraph 1 of Clause 8.10 (Pro Rata sharing) hereof shall not be applicable to any of the followings:

(1)	any payment received by any Lender under transfer or sub-participation under this Agreement.

(2)

any payment recovered by any Finance Party in arbitration against the Borrower in respect of the disputes arising under this Agreement, provided that: (i) it shall have given prior notice to other Finance Parties, and (ii) other Finance Parties have not participated in the said arbitration within twenty (20) Business Days after receipt of such notices.

9. STAMP DUTIES AND FEES

9.1	Stamp Duties

All stamp duties in respect of this Agreement shall be borne by the Borrower and each Finance Party respectively pursuant to the laws and regulations.

9.2	No Syndication Fee

The Borrower shall not pay any fee in respect of the syndication loan under this Agreement, including but not limited to such syndication fees as commitment fee, arrangement fee, agency fee or fee for no drawdown.

9.3	Costs and Expenses

Any costs and expenses (including legal fees, appraiser fees, etc.) incurred in relation to the execution of this Agreement and the syndication loan hereunder (including but not limited to the expenses incurred in relation to the preparation, negotiation, printing, enforcement and the syndication process of this Facility) shall be borne by each party respectively.

10. REPRESENTATIONS OF FACTS

The Borrower makes the following representations to each Finance Party respectively on the Effective Date and each Drawdown Date (except for paragraph 9 (No Material Default) and paragraph 10 (No Material Litigation and Arbitration)) with reference to the facts and circumstances then subsisting:

1.	Legal Status

The Borrower is a company duly incorporated and validly existing under the laws and regulations of the PRC.

2.	Powers

The Borrower has necessary capacity for civil conduct and capacity for civil rights to own its assets, to carry out its operations and to enter into and perform this Agreement.

3.	Authorization

All necessary internal authorizations for the Borrower to enter into and perform this Agreement have been duly obtained, and this Agreement has been duly executed by the authorized signatory of the Borrower.

4.	Legality

The obligations to be assumed by the Borrower under this Agreement constitute the legal, valid and binding obligations of the Borrower.

5.	Breach of Other Documents

The entering into and performance by the Borrower of this Agreement do not and will not violate (a) its articles of association, and/or (b) any applicable law of the PRC.

6.	Liquidation and Bankruptcy Events

The Borrower has not entered into any liquidation process, nor is there any bankruptcy event.

7.	Information

All written documents provided by the Borrower are true and valid as of the date of delivery of the same.

8.	Material Licenses

The Borrower has obtained material licenses in relation to the Project pursuant to laws and regulations of the PRC.

9.	No Material Default

To the Borrower’s knowledge, as of the Effective Date of this Agreement, there is no material default of the Borrower (material is defined as exceeding RMB300,000,000).

10.	No Material Litigation and Arbitration

To the Borrower’s knowledge, as of the Effective Date of this Agreement, there is no material litigation or arbitration of the Borrower (other than those of a frivolous or vexatious nature which the Borrower is contesting in good faith) (material is defined as exceeding RMB300,000,000).

11. COVENANTS

The Borrower undertakes with each Finance Party as follows:

1.	Compliance with Law

The Borrower shall ensure that any laws, regulations and rules relevant to its business and operation will be complied with in material respects.

2.	Permits

The Borrower shall obtain, maintain and comply with all government approvals or filings in relation to the Project.

3.	Supply of Information

(1)	The Borrower shall, within one hundred and eighty (180) days after the end of the 2019 financial year or such longer period as consented by the Facility Agent (and the Facility Agent shall not unreasonably reject or delay to give such consent), provide the Facility Agent with its audited financial statements.

(2)

The Borrower shall, within ninety (90) days after the end of the 2019 semi-financial year or such longer period as consented by the Facility Agent (and the Facility Agent shall not unreasonably reject or delay to give such consent), provide the Facility Agent with its unaudited financial statements in respect of that semi-financial year.

(3)	The Borrower shall provide the Facility Agent a statementwith respect to the investment and construction progress of this Project at the end of each quarter.

4.	Project Capital

The Borrower shall ensure that the ratio between the paid-up capital funds and the total investment of the Project shall match the ratio between the drawdown amount and the Facility, and the paid-up capital funds shall be applied to the Project before the utilisation of the Facility.

5.	External Financing

If the Borrower incurs Subsequent Project Financing, proceeds of such financings shall firstly be used to repay the Facility hereunder (for the avoidance of doubts, this provision does not limit the Borrower from borrowing from its shareholders or other Affiliate Companies within the group; the Borrower may borrow from its shareholders or other Affiliate Companies within the group).

6.	Priority of Re-financing

If each Original Lender’s obligations hereunder have been duly performed, the Borrower agrees that, under equivalent conditions, it shall first consider inviting the Original Lenders for negotiation in relation to acting as lenders for re-financing. For the avoidance of doubts, such priority is only applicable to the Subsequent Project Financing immediately after the financing under this Agreement.

7.	Reduction of Registered Capital

Any reduction of the registered capital of the Borrower within the Loan Period shall be consented by the Facility Agent.

8.	Negative Pledge

The Borrower shall not create any Security Interests over any of its Project related assets acquired by using the Advances under this Agreement, except for:

(1)	Any lien arising in the ordinary course of trading, any statutory priority arising from construction projects and other Security Interests arising by operation of laws and regulations,

(2)

Security Interests arising in the ordinary course of business of the Borrower (including but not limited to any priority over goods, materials or equipment (acquired in arm’s length transaction) incurred or constituted by any title retention arrangement in the terms and conditions set out by the supplier or seller in relevant agreements), or

(3)	Security Interests created by the Borrower in favor of relevant creditors for the purpose of Subsequent Project Financing.

9.	Material Default Notification

The Borrower shall notify the Facility Agent of material default under any contract between the Borrower and any third party (material is defined as exceeding RMB300,000,000).

10.	Cost Overruns

All cost overruns in the construction of the Project (exceeding the financing amount hereunder) shall be self-funded by the Borrower.

12 EVENTS OF DEFAULT

12.1	Events of Default

Only the following events constitute Events of Default by the Borrower:

1.	Payment Default

The Borrower fails to pay any amount due and payable on the Final Maturity Date in accordance with the provisions of this Agreement, and fails to remedy such default within twenty (20) days from the Final Maturity Date.

2.	Misappropriation

The Borrower misappropriates any Advance within the Loan Period and fails to remedy within twenty (20) days upon occurrence of such misappropriation.

3.	Misrepresentation

The representations or statements made in Clause 10 (Representations of Facts) hereof by the Borrower is untrue and causes Material Adverse Effect, and the Borrower fails to remedy within twenty (20) days from the date on which the Facility Agent issues a written notice to the Borrower.

4.	Breach of Other Obligation

The Borrower fails to perform the covenants made in Clause 11 (Covenants) hereof or comply with other obligations hereunder and causes Material Adverse Effects, and fails to remedy within forty-five (45) days from the date on which the Facility Agent issues a written notice to the Borrower.

5.	Bankruptcy Process

The Borrower is insolvent or enters into bankruptcy process, and fails to remedy or terminate within forty-five (45) days upon the occurrence of such events.

6.	Enforcement Events

The assets of the Borrower with an aggregate value exceeding RMB300,000,000 or the equivalence in other currency are enforced, distressed, seized or frozen based on genuine litigation (other than those of a frivolous or vexatious nature which the Borrower is contesting in good faith), and such actions are not discharged within sixty (60) days.

7.	Cross Default

The Borrower fails to pay any uncontested indebtedness with an aggregate value exceeding RMB300,000,000 or the equivalence in other currency on the maturity date or upon expiry of the grace period, and fails to remedy within sixty (60) days from the date on which the Facility Agent issues a written notice.

12.2	Remedies Available to the Finance Parties

1.	Notices

(1)	Any Lender shall promptly notify the Facility Agent upon becoming aware of an Event of Default.

(2)	The Facility Agent shall notify each Lender upon being notified by the Borrower or any Lender of the occurrence of an Event of Default.

(3)

The Facility Agent shall notify the Borrower upon being notified by any person other than the Borrower of the occurrence of an Event of Default, so that the Borrower can confirm and explain or make remedies.

2.	Remedies

During the period when any Event of Default is continuing, the Facility Agent may (acting on the decisions of the Majority Lenders), after giving a notice to the Borrower in writing, exercise one or more of the following rights in any order:

(1)	to grant any waiver or approve any remedy of the relevant Event of Default.

(2)	to declare suspension of all or any part of Advances requested in any Drawdown Notice which have not been drawn.

(3)	to cancel all or any part of Total Commitments; whereupon so declared the Commitment of each Lender shall be cancelled pro rata and the Total Commitments so cancelled may not be borrowed again.

(4)	to declare all or any Oustanding together with all accrued interests, fees (if any) and other amounts hereunder immediately due and payable.

3.	Action by the Facility Agent

Each right of remedies hereunder or the right of any Finance Party to commence and continue any legal dispute resolution proceedings against the Borrower may be exercised through the Facility Agent.

4.	Undertakings of the Finance Parties

(1)	Each Finance Party will not exercise any of its rights under this Agreement in a way conflict with that provided herein.

(2)	Each Finance Party undertakes with other Finance Parties that, except where this Agreement specifically provide otherwise,

(i) it will not demand from or accept any payment of any type to be separately applied towards the satisfaction of any debt owing to it by the Borrower under this Agreement.

(ii) it will not separately demand or accept any Security Interests or financial support with respect to any debt owing to it by the Borrower under this Agreement.

13 RELATIONSHIP AMONG FINANCE PARTIES

13.1	Appointment of the Facility Agent

Each of the other Finance Parties hereby irrecoverably appoints the Facility Agent to act as its agent under and in connection with this Agreement, and authorizes the Facility Agent to exercise the rights which are specifically delegated to the Facility Agent under this Agreement together with any other reasonable incidental rights.

13.2	Nature of Agency

1.	The relationship among the Facility Agent and other Finance Parties is that of principal and agent only.

2.	The Facility Agent is not the agent of the Borrower in any respect.

13.3	Duties of the Facility Agent

1.

The Facility Agent shall, within one (1) Business Day upon receipt of the originals or copies of any document from any party to this Agreement for any other party to this Agreement, forward the same to that other party; except where provided otherwise in this Agreement, the Facility Agent is not responsible for the adequacy, accuracy or completeness of the form and substance of any document it forwards to any other party to this Agreement.

2.	The Facility Agent shall open and maintain accounts in connection with this Agreement and, upon demand by each Lender, provide that Lender with such accounts.

3.

The Facility Agent shall be responsible for the management and control of making Advances and the payment, and the payment of principal and interest by the Borrower in accordance with Clause 8.1 (Making Advances), 8.2 (Payment of Advances) and Clause 8.4 (Payment by the Facility Agent) hereof.

4.	The Facility Agent shall, within one (1) Business Day upon receipt of a notice from any party to this Agreement stating the occurrence of an Event of Default, notify each Finance Party.

5.

The Facility Agent shall notify each Finance Party within one (1) Business Day upon becoming aware of failure to make any payment due and payable by any party to this Agreement to any other Finance Party pursuant to this Agreement.

6.

The Facility Agent shall, acting in accordance with the decisions of the Majority Lenders, organize each Finance Party to commence and/or participate in any arbitration or legal dispute resolution proceedings relating to this Agreement, provided that, each Lender shall have indemnified or made advances to the Facility Agent against any and all costs, fees, expenses (including but not limited to legal fees) and liabilities sustained or to be sustained or incurred by the Facility Agent in acting in accordance with such decisions.

7.	The Facility Agent shall have no liability to any other party to this Agreement for any party’s breach of any provision of this Agreement.

8.

If any decision of the Majority Lenders or all the Lenders or acting in accordance with such decision contravenes or would contravene the laws and regulations, after giving prior notice to each Finance Party, the Facility Agent may not act in accordance with such decisions.

9.	The Facility Agent shall perform each of its obligations under this Agreement with care and diligence.

13.4	Rights of the Facility Agent

1.	Unless it has the knowledge to the contrary, the Facility Agent may assume:

(1)	any representation of facts made under or in connection with this Agreement by any other party to this Agreement is true, complete and accurate.

(2)	no Event of Default is continuing.

(3)	no other party to this Agreement has breached its obligation under this Agreement.

(4)	any right vested in any other party to this Agreement or the Majority Lenders or all the Lenders has not been exercised.

2.

The Facility Agent may engage, pay for and act in reliance of advices and services of lawyers, accountants, appraisers, translators or other professional advisers as it deems necessary and accepted by all the Lenders.

3.	The Facility Agent may act in reliance of any communication or document believed by it to be true.

4.	The Facility Agent may disclose to any other party to this Agreement any information believed by it to be reasonably received pursuant to the provisions of this Agreement.

13.5	Independent Credit Appraisal and Subsequent Management of the Loan

Each Lender confirms that it has been and will continue to be solely responsible for making independent investigation, review and assessment of the financial condition, creditworthiness, business, legal status and other conditions of the Borrower and based upon which it has made independent judgments and decisions and will assume such risks, including but not limited to:

1.

investigation, review and assessment of the adequacy, accuracy or completeness of any information relating to any other party to this Agreement or the transactions contemplated under this Agreement whether such information is supplied to that Lender by the Facility Agent or the Lead Arranger;

2.	investigation, review and assessment of the financial condition, creditworthiness, business, legal status or other conditions of any other party to this Agreement;

3.

investigation, review and assessment of the legality, effectiveness, binding effect, sufficiency or enforceability of this Agreement or any document in connection therewith or any action taken or to be taken by any other party to this Agreement;

4.

The Account Bank shall fulfill its supervisory responsibility of the accounts opened by Borrower under this Agreement; and each Finance Party shall independently fulfill the subsequent management responsibility of the loans, and may require material and information necessary for fulfilling such responsibilities through the Facility Agent.

13.6	Facility Agent and Lead Arranger as Lenders

If the Facility Agent or the Lead Arranger is also a Lender, it shall be entitled to rights and subject to liabilities as a Lender in accordance with the provisions of this Agreement.

13.7	Syndication Conference

1.	Decision-making Mechanism of the Lenders

(1)

In the circumstance that the decisions of the Majority Lenders or all the Lenders are expressly required pursuant to the provisions of this Agreement, any Lender may notify the Facility Agent upon becoming aware of its occurrence, whereupon the Facility Agent shall promptly notify each Lender and request decisions to be made upon receipt of such notice or upon becoming aware of the same.

(2)

Each Lender shall, upon receipt of a notice issued by the Facility Agent pursuant to Clause 13.7 (Syndication Conference) hereof, notify the Facility Agent of its decisions within the time limit specified therein.

(3)	Unless otherwise provided in this Agreement, the Facility Agent shall act in accordance with the decisions of the Majority Lenders or all the

Lenders pursuant to the provisions of this Agreement; the Facility Agent shall bear no liability to other parties to this Agreement for taking or refraining from any action if it acts in accordance with the decisions of the Majority Lenders or all the Lenders.

(4)

The decisions of the Majority Lenders or all the Lenders made in accordance with the provisions of this Agreement shall be binding on each Lender, and each Lender shall assist the Facility Agent to carry out any such decision of the Majority Lenders or all the Lenders.

(5)

In the absence of a decision from the Majority Lenders or all the Lenders in accordance with the provisions of this Agreement, the Facility Agent shall make a preliminary settlement proposal in respect of the circumstance and solicit opinions of each Lender in accordance with the procedures described above. If any Lender fails to notify the Facility Agent of its decisions within the time limit specified in the notice issued by the Facility Agent, it shall be deemed as having approved such settlement proposal.

(6)	The Facility Agent may (but is not obliged to) take or refrain from an action if it considers such action or inaction is in the best interest of the relevant Lenders.

2.	Consent of all the Lenders

Save as otherwise provided in this Agreement, any amendments to the followings in respect of this Agreement shall be made with the consent of all the Lenders:

(1)	a change of the Commitment, the Total Commitments or the currency of the Advances;

(2)	a change of the Loan Period;

(3)	a change of the Interest Rate or the Default Interest Rate;

(4)	a change of the currency, the amount or the payment date of any sum payable to any Finance Party under this Agreement;

(5)	an amendment to the definition of the “Majority Lenders”;

(6)	an amendment to Clause 17 (Amendments and Waivers) hereof.

3.	Syndication Conference Procedures and Rules

(1)

Upon the circumstances where the Facility Agent shall act in accordance with the decisions of the Majority Lenders or (as the case may be) all the Lenders pursuant to this Agreement, the Facility Agent shall convene and preside over the syndication conference.

(2)

In addition to the circumstances stipulated in the first paragraph above, the Facility Agent shall be responsible for the convening of the syndication conference in time upon the following circumstances:

(a) any material matter deemed as necessary to be decided by convening a syndication conference by the Lead Arranger; or

(b) joint written proposal of the Lenders whose commitments aggregate one third or more of the Total Commitments.

(3)

If the Facility Agent convenes a syndication conference, it shall give written notice to each Lender at least five (5) Business Days or a shorter period determined by the Facility Agent prior thereto. However, at the Facility Agent’s discretion and in accordance with this Agreement, it may give the notice of the syndication conference in such manner that it deems to be positive for relevant Lenders. The notice of the conference shall include the time, place, manner and the proposal of the syndication conference.

(4)

The syndication conference may be held on site or by communications or by written consents (being the Facility Agent notifying each Lender by facsimile to get its consent). The manner of the conference will be decided by the Facility Agent and specified in the notice of the conference. However, subject to the purpose to minimize the expense, the Facility Agent shall choose to hold the conference by written consents as long as it is possible. In the case of a communication conference, the specific method of communication and making written resolutions will be decided by the Facility Agent and specified in the notice of the conference.

(5)

If any of the Lenders fails to instruct the Facility Agent in relation to a matter to be decided by the Majority Lenders or by all the Lenders (as the case may be) before the date of its decision, it shall be deemed as having approved such matter.

(6)

Each Lender shall, within two (2) Business Days upon the receipt of the notice of conference, notify the Facility Agent whether it will attend the conference, and may submit the provisional proposal two (2) Business Days prior to the conference. The Facility Agent shall notify other Lenders of such provisional proposal.

(7)

Each Lender may appoint one or two authorized representatives and several general representatives to attend the syndication conference. All representatives may participate in discussions and offer opinions, but only the authorized representatives are entitled to vote on behalf of that Lender.

(8)

A valid resolution of the syndication conference shall be recorded in writing by the Facility Agent and affixed with the company chop of each Lender. An original of the valid resolution of the syndication conference shall be sent to each Lender. Not all the valid resolution shall be disclosed to the Borrower. But it shall also be sent to the Borrower if it is related to the rights, obligations or other interests of the Borrower under this Agreement.

4.	Intercreditor Agreement

The Finance Parties may enter into an intercreditor agreement separately, provided that such agreement shall not prejudice any right or increase any obligation of the Borrower under this Agreement.

13.8	Compensation by the Lenders

Each Lender shall, within three (3) Business Days upon the request of the Facility Agent, make compensation to the Facility Agent against all reasonable costs, fees, losses, expenses (including legal fees) and liabilities (except those caused by the negligence or misconduct of the Facility Agent) incurred or to be incurred by the Facility Agent in acting as an agent pursuant to this Agreement in proportion to its Commitment Percentage.

13.9	Deduction by the Facility Agent

If any Finance Party owes an amount to the Facility Agent under this Agreement, the Facility Agent may, after giving notice to that Finance Party, deduct an amount not exceeding that amount from any payment to that Finance Party which the Facility Agent would have otherwise obliged to make under this Agreement and apply the amounts deducted towards the satisfaction of the amounts owed, and, the amounts so deducted shall be regarded as having been received by the indebted Finance Party.

13.10	Other Business

Each Finance Party (including its branches) may accept deposits from, make other loans to or engage in any other banking business with the Borrower.

13.11	Dealings with the Lender

Unless the Facility Agent receives a notice from the relevant Lender issued in accordance with the provisions of this Agreement stating the contrary, it may assume that such Lender is entitled to payments under this Agreement.

14. TRANSFER

14.1	Transferee

This Agreement is binding and effective on each party hereto and their respective successors and assignees.

14.2	Transfer by the Borrower

Unless otherwise consented by all Lenders, the Borrower may not transfer all or any of its rights or obligations under this Agreement.

14.3	Transfer by the Lenders

Any Lender (the “Transferring Lender”) intending to transfer all or any of its rights and/or obligations hereunder to one or more financial institutions (the “Transferee Bank”) shall give at least ten (10) Business Days’ prior notice (the “Transfer Notice”) to the Borrower and the Facility Agent, and obtain the prior written consent of the Borrower. However, no prior written consent is required under the following circumstances: (1) the Transferring Lender transfers all or any of its rights and/or obligations hereunder to other Lenders; (2) the Transferring Lender transfers all or any rights and/or obligations hereunder to its branches or sub-branches, and (3) the Transferring Lender makes the transfer due to the occurance of any Event of Default of the Borrower under this Agreement. If the Transferring Lender transfers all or any of its rights and/or obligations hereunder to other financial institutions other than the Finance Parties, other Finance Parties shall enjoy the priority to acquire the transfer upon the equal conditions.

14.4	Effecting a Transfer

The transfer made by a Lender in accordance with Clause 14.3 (Transfer by the Lenders) hereof shall take effect upon the date specified in a duly completed Transfer Certificate in the form and substance set out in Schedule 3 (Form of Transfer Certificate) hereof and executed by the Transferring Lender, Transferee Bank and the Facility Agent. The execution of a Transfer Certificate shall not be withheld or delayed by the Facility Agent.

14.5	Binding Effect of a Transfer

Any transfer effected and completed in accordance with this Agreement shall be binding on each party to this Agreement.

14.6	Consequences of a Transfer

From the date a transfer takes effect, the Transferee Bank becomes a Lender and to the extent as specified in the Transfer Certificate:

1.	the Transferring Lender shall no longer enjoy rights and bear liabilities under this Agreement in relation to the transfer object; and

2.	the Transferee Bank shall enjoy all the rights and bear all the obligations under this Agreement in relation to the transfer object.

14.7	Limitation of Liabilities of a Transferring Lender

The Transferring Lender shall bear no liability to the Transferee Bank for any of the followings:

1.	the duly execution, genuineness, accuracy, completeness, legality, effectiveness or enforceability of this Agreement or any other document in connection herewith;

2.	the receivability of any payment due under this Agreement; and

3.	the accuracy and completeness of the representations of facts made by any other party to this Agreement to any person under or in connection with this Agreement.

14.8	Further Limitation of Liabilities of a Transferring Lender

A Transferring Lender is not obliged to:

1.	retrieve from any Transferee Bank any right and/or obligation which is already transferred to that Transferee Bank in accordance with provisions of this Agreement.

2.	indemnify any Transferee Bank against any losses incurred by it as a result of the breach of any obligation by the Borrower or any other Finance Party under this Agreement.

14.9	Recording

The Facility Agent shall maintain a name list of each party to this Agreement, be responsible for registration of the transfer, record each transfer of the syndication loan, and shall promptly notify other parties of a transfer thereto.

14.10	Change of Lending Offices

Any Lender may change its Lending Office by giving the Borrower and the Facility Agent at least twenty (20) Business Days’ prior notice.

15. RELATIONSHIP OF RIGHTS AND OBLIGATIONS AMONG THE FINANCE PARTIES

15.1	Independence of Obligations

The obligations of each Finance Party under this Agreement are independent of each other. Failure by any Finance Party to perform its obligations under this Agreement does not discharge the obligations of any other Finance Party under this Agreement. No Finance Party shall have any responsibility to any other Finance Parties for their respective obligations under this Agreement.

15.2	Independence of Rights

The rights of each Finance Party under this Agreement are independent of each other. Any debt arising from time to time under this Agreement owing by any party to this Agreement to any Finance Party shall be a separate debt, but each Finance Party shall exercise its rights through the Facility Agent under this Agreement. No Finance Party shall refuse to fulfill any obligation under this Agreement on the grounds of the independence of rights.

16 CONFIDENTIALITY

16.1	Scope of Confidentiality

1.	Confidentiality Obligation of the Finance Parties

Each Finance Party to the this Agreement agrees that it will not, and shall procure that its senior managers, directors, employees, affiliates, advisors and agents (each Finance Party may only disclose relevant information to the said persons on a reasonable need basis) will not disclose, announce or otherwise publish to any third party any information including but not limited to provisions of this Agreement, this loan, the Project or Project agreement, the Borrower and its shareholders. Each Finance Party shall especially abide by the followings:

(1)

Each Finance Party to this Agreement shall procure that its senior managers, directors, employees, affiliates, advisors and agents will not disclose, announce or otherwise publish (including but not limited to publishing in any social media (including microblog and Wechat)) to any third party any information relating to the Project and the transactions contemplated hereunder, and the price information herein shall not be disclosed or otherwise used by the foresaid person.

(2)

Each Finance Party to this Agreement will not, and shall procure that its senior managers, directors, employees, affiliates, advisors and agents will not, accept any interview by any media (including but not limited to any social media) in respect of the Project or the transactions contemplated hereunder or agree to report the same.

Any confidentiality agreement or agreement relating to information disclosure already signed by each party before the execution of this Agreement shall be still applicable to the confidential information of the Borrower provided by the Borrower or any third party during the negotiation, execution and performance of this Agreement. During the tenor of this Agreement and till a reasonable period after the termination or expiration of this Agreement, the terms and conditions contained in such confidentiality agreement or agreement relating to information disclosure shall remain valid and effective. In the event of any conflict between such confidentiality agreement or agreement relating to information disclosure and this Agreement, the provisions imposing stricter confidentiality obligations on Finance Parties shall always prevail.

However, the following disclosures made by the Finance Parties shall be exempted:

(1)	information already known to the public (other than by reason of that Finance Party’s breach of this clause);

(2)

information disclosed in compliance with and to the extent required by competent government or regulatory authority according to laws and regulations, and the relevant disclosure shall be limited to the minimum extent as required by the competent government, regulatory authority and laws and regulations;

(3)

information disclosed in compliance with the listing rules of the stock exchange where it is listed, and the relevant disclosure shall be limited to the minimum extent as required by the listing rules of the stock exchange where it is listed;

(4)	information disclosed with the Borrower’s prior consent.

2.	Confidentiality Obligation of the Borrower

The Borrower shall undertake confidentiality obligation in equal measure as required in paragraph 1 above with respect to information obtained from each Finance Party.

16.2	Other Permitted Disclosure

Any Finance Party may disclose any of the following information to assignees consented by the Borrower pursuant to Clause 14 (Transfer) hereof:

1.	copies of this Agreement;

2.	any information known to that Finance Party with respect to the Borrower, this Agreement and/or the transactions contemplated thereunder;

provided that, the party such confidential information to be disclosed to shall have undertaken with that Finance Party to comply with the confidentiality obligation under Clause 16 (Confidentiality) hereof prior to the receipt of any such confidential information.

17. AMENDMENTS AND WAIVERS

17.1	Application for Amendments and Waivers and Consent

1.

If the Borrower makes an application for amendments and waivers to the provision of this Agreement, the Facility Agent shall, promptly notify each Lender and request decisions to be made upon receipt of such written application and other relevant documents.

2.

If any Lender proposes to amend the provision of this Agreement, it shall firstly notify the Facility Agent, and the Facility Agent shall promptly notify other Lenders and request decisions to be made upon receipt of the notice. Where the amendments proposed by the Lender is related to the Borrower, the Facility Agent shall copy the notice to the Borrower and negotiate with the Borrower the amendments to the provisions of this Agreement on behalf of the syndicate in accordance with the relevant provisions of this Agreement.

3.

For amendments or waivers proposed by the Borrower or any Lender, the Facility Agent shall determine if it requires consent of the Majority Lenders or all the Lenders pursuant to the relevant provisions of this Agreement.

4.

The Facility Agent shall complete the decision process pursuant to Clause 13.7 (Syndication Conference) upon receipt of such application for amendments or waivers from the Borrower or any Lender. The final valid voting result shall be promptly notified to each Lenders and the Borrower.

17.2	Written Amendments

Any amendment to any provision of this Agreement shall be made in writing and a written amendment only takes effect upon execution by the Facility Agent and the Borrower.

17.3	Consents by the Facility Agent

Any amendment to the followings herein shall be made with the consent of the Facility Agent:

1.	any amendment made to Clause 8 (Payments), Clause 13 (Relationship among Finance Parties) or Clause 17 (Amendments and Waivers) hereof;

2.	any amendment to or waiver of any rights of the Facility Agent under this Agreement, or imposing of additional obligations on the Facility Agent.

18 NOTICES

18.1	Notices through the Facility Agent

All communications between the Borrower and any Finance Party with respect to this Agreement shall be made through the Facility Agent.

18.2	Methods of Notices

Any notice, demand or other document from one party to the other hereto pursuant to the provisions of this Agreement shall be made in writing and be delivered to that party at such correspondence address or email address and marked for the attention of the persons (if any) as that party may designate from time to time in writing. The initial address, telephone number, email address and contact persons designated by each party are set forth on the execution pages hereof.

18.3	Delivery of Notices

Any communication between each party to this Agreement in accordance with the provisions of this Agreement shall be deemed as having been received upon the satisfaction of the following conditions:

1.	if delivered in person, at the time of actual delivery;

2.	if transmitted by email, when received in legible form;

3.	if sent by mail, on the fifth (5) Business Day following the date of posting by registered mail at the correct address.

18.4	Change of Address

Any party to this Agreement shall promptly notify the Facility Agent of any change to its address, telephone number or email address. Any change to the foresaid information of the Borrower will become effective upon notification of the Borrower to the Facility Agent. Upon receipt of such notice from any party to this Agreement, the Facility Agent shall forthwith notify the other parties hereto of any such change.

18.5	Language of Notices

Any notice under or in connection with this Agreement shall be prepared and issued in Chinese.

19. RIGHTS ACCUMULATIVE AND SEVERABILITY

19.1	Rights Accumulative

Neither failure to exercise nor delay in exercising on the part of any Finance Party any right under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right prevents that Finance Party from any further or otherwise exercise of any other rights. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies granted to any Finance Party by laws and regulations.

19.2	Severability

If at any time any provision of this Agreement is held to be illegal, invalid, or unenforceable in any respect, the legality, validity or enforceability of any other provisions of this Agreement shall not be affected or prejudiced.

20. DOCUMENTATION

20.1	Language

This Agreement is made and executed in Chinese.

20.2	Counterparts

This Agreement is executed in five originals. Each Finance Party and the Borrower shall each keep one original, and each original shall have the same legal effect.

21. GOVERNING LAW AND DISPUTE RESOLUTION

21.1	Governing Law

This Agreement is governed by and shall be construed in accordance with the laws of the PRC (for the purpose of this Agreement the laws of the PRC shall not include the laws of Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan Region).

21.2	Dispute Resolution

Disputes arising out of or in connection with this Agreement shall be submitted to the China International Economic and Trade Arbitration Commission, Shanghai Sub-Commission for arbitration, which shall be conducted in accordance with the arbitration rules in force at the time of the application for arbitration, and the number of arbitrators is three (3). In respect of the dispute between any Finance Party and the Borrower arising out of or in connection with this Agreement, the Facility Agent (acting on behalf of the Finance Party) and the Borrower, each as a party, shall appoint one arbitrator respectively, and the third arbitrator shall be jointly appointed by the Facility Agent (acting on behalf of the Finance Party) and the Borrower or appointed by the Chairman with joint authorisation granted by the Facility Agent and the Borrower. The arbitral award shall be final and binding on all parties.

22. TAKING EFFECT

This Agreement shall take effect on the Effective Date.

SCHEDULE 1 ORIGINAL COMMITMENT

Original Lenders	Original Commitment
Agricultural Bank of China Limited, Shanghai Changning Sub-branch	RMB875,000,000 (or the USD equivalence)

China Construction Bank Corporation, Shanghai Pudong Branch	RMB875,000,000 (or the USD equivalence)

Industrial and Commercial Bank of China Limited, Shanghai Lingang Sub-branch	RMB875,000,000 (or the USD equivalence)

Shanghai Pudong Development Bank Co., Ltd., Shanghai Branch	RMB875,000,000 (or the USD equivalence)

Total	RMB3,500,000,000 (or the USD equivalence)

SCHEDULE 2 FORM OF DRAWDOWN NOTICE

To:	China Construction Bank Corporation, Shanghai Pudong Branch as the Facility Agent

Date: [●]

Re:	RMB 3,500,000,000 (or the USD Equivalence) Loan Agreement dated [●]

Dear Sirs,

1.

We refer to the RMB 3,500,000,000 (or the USD Equivalence) loan agreement dated [●] entered into between Tesla (Shanghai) Co., Ltd. as the Borrower and (1) Agricultural Bank of China Limited, Shanghai Changning Sub-branch, China Construction Bank Corporation, Shanghai Pudong Branch, Industrial and Commercial Bank of China Limited, Shanghai Lingang Sub-branch, Shanghai Pudong Development Bank Co., Ltd., Shanghai Branch as the Lead Arranger, (2) the banks listed in Schedule 1 thereto as the Original Lenders, (3) China Construction Bank Corporation, Shanghai Pudong Branch as the Facility Agent, (4) Agricultural Bank of China Limited, Shanghai Changning Sub-branch as Consulting Bank, (5) China Construction Bank Corporation, Shanghai Pudong Branch as Account Bank, (6) Industrial and Commercial Bank of China Limited, Shanghai Lingang Sub-branch as Managing Bank, and (7) Shanghai Pudong Development Bank Co., Ltd., Shanghai Branch as Advising Bank (the “Loan Agreement”). Terms defined therein shall have the same meaning when used in this notice.

2.	We hereby:

1.	notify you that we request to draw from the Lenders an Advance subject to the terms and conditions set out below and provided in the Loan Agreement.

(1)	Amount of the Advance: [RMB [●] / USD [●]]

(2)	Proposed Drawdown Date: [●]

(3)	Interest rate: [●]

2.	pursuant to the Loan Agreement, the drawdown and payment of this drawdown shall be made in the [●] manner below:

(1)

Entrusted payment by the Lenders. We authorize and entrust you to pay the following Advance, which is in aggregate amount of [RMB [●] / USD [●]], to the Loan Account, and then immediately transfer such amount to the Borrower’s Counterparty Accounts as follows directly; for details please see the following Entrusted Payment Breakdowns:

Entrusted Payment Breakdowns						Currency:
No.	Payment Amount	Name of Recipient	Receiving Bank	Receiving Account (Borrower’s Counterparty Account)	Purpose of Capital	Note

(2)	Independent payment by the Borrower. We authorize and entrust you to pay the following Advance to the Loan Account, which is in aggregate amount of [RMB [●] / USD [●]]; the major purpose is: [●].

3.	The terms and conditions of the Loan Agreement shall be deemed as included herein and shall constitute an integral part of this notice.

Authorized signatory:

[●]

SCHEDULE 3 FORM OF TRANSFER CERTIFICATE

To:      [●]

Address:     [●]

Attention:   [●]

From: [Transferring Lender] and [Transferee Bank]

[●] Agreement dated [●] (the “Loan Agreement”)

We refer to Clause 14 (Transfer) of the Loan Agreement. Terms defined in the Loan Agreement shall have the same meaning when used in this notice.

1.

The Transferring Lender and the Transferee Bank hereby agree to the Transferring Lender transferring to the Transferee Bank the rights and obligations referred to in the appendix in accordance with Clause 14 (Transfer) of the Loan Agreement.

2.	The proposed date of transfer is [●].

3.	The Lending office of the Transferee Bank is listed in the appendix.

4.

Clause 14.4 (Effecting a Transfer) to Clause14.8 (Further Limitation of Liabilities of a Transferring Lender) of the Loan Agreement shall constitute an integral part of this certificate and binding on the Transferee Bank.

5.

This Transfer Certificate is governed by the laws of the PRC (for the purpose of this certificate, the laws of PRC shall not include the laws of Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan Region).

APPENDIX PORTIONS TRANSFERRED

Under the Total Commitments:

Commitment of the Transferring Lender Commitment being transferred

[●]	[●]

The Transferring Lender’s portion in the Outstanding	Portions being transferred

[●]	[●]

Details of the Transferee Bank:

Name:

Lending Office:

Address for Notices:

Tel:

Telex:

Fax:

Attention:

[The Transferring Lender]	[The Transferee Bank]

Signatory:	Signatory:

(Company Chop)	(Company Chop)

[The Facility Agent]

Signatory:

(Company Chop)

RMB 3,500,000,000 (OR THE USD EQUIVALENCE) SYNDICATION LOAN AGREEMENT

EXECUTION PAGE

Tesla (Shanghai) Co., Ltd.

(as Borrower)

Attention: [***]

Address: [***]

Tel: [***]

Email: [***]

Authorized signatory:

/s/ [***]
Name: [***]	Company Chop
Title: [***]

RMB 3,500,000,000 (OR THE USD EQUIVALENCE) SYNDICATION LOAN AGREEMENT

EXECUTION PAGE

Agricultural Bank of China Limited, Shanghai Changning Sub-branch

(as Lead Arranger, Consulting Bank and Original Lender)

Attention: [***]

Address: [***]

Tel: [***]

Email: [***]

Authorized signatory:

/s/ [***]
Name: [***]	Company Chop
Title: [***]

RMB 3,500,000,000 (OR THE USD EQUIVALENCE) SYNDICATION LOAN AGREEMENT

EXECUTION PAGE

China Construction Bank Corporation, Shanghai Pudong Branch

(as Lead Arranger, Facility Agent, Account Bank and Original Lender)

Attention: [***]

Address: [***]

Tel: [***]

Email: [***]

Authorized signatory:

/s/ [***]
Name: [***]	Company Chop
Title: [***]

RMB 3,500,000,000 (OR THE USD EQUIVALENCE) SYNDICATION LOAN AGREEMENT

EXECUTION PAGE

Industrial and Commercial Bank of China Limited, Shanghai Lingang Sub-branch

(as Lead Arranger, Managing Bank and Original Lender)

Attention: [***]

Address: [***]

Tel: [***]

Email: [***]

Authorized signatory:

/s/ [***]
Name: [***]	Company Chop
Title: [***]

RMB 3,500,000,000 (OR THE USD EQUIVALENCE) SYNDICATION LOAN AGREEMENT

EXECUTION PAGE

Shanghai Pudong Development Bank Co., Ltd., Shanghai Branch

(as Lead Arranger, Advising Bank and Original Lender)

Attention: [***]

Address: [***]

Tel: [***]

Email: [***]

Authorized signatory:

/s/ [***]
Name: [***]	Company Chop
Title: [***]